EXHIBIT 11.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated February 2, 1996 accompanying the financial statements and financial highlights of Kayne, Anderson Rising Dividends Fund (a series of Professionally Managed Portfolios) which is incorporated by reference in Part B of Post-Effective Amendment No. 1 to this Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus.



                                                     TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 7, 1996